Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-144135) of L-3 Communications Holdings, Inc. of our report dated June 21, 2011 relating to the financial statements of the Aviation Communication & Surveillance Systems 401(k) Plan which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
New York, New York
June 21, 2011